UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 23, 2002


                            AmeriVest Properties Inc.
                            -------------------------
        (Exact name of small business issuer as specified in its charter)

            Maryland                      1-14462                84-1240264
            --------                      -------                ----------
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
 incorporation or organization)                              Identification No.)

          1780 South Bellaire Street Suite 515, Denver, Colorado 80222
          ------------------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 297-1800
                                 --------------
                         (Registrant's telephone number)

Item 5. Other Events and Required FD Disclosure

Termination of Advisory Agreement. On December 27, 2002, we entered into a Termination of Advisory Agreement (the "Agreement") with Sheridan Realty Advisors, LLC ("Sheridan") providing for, effective as of November 1, 2002, the acquisition and consolidation on an "in-house" basis of the remaining operations of our advisor, Sheridan. Pursuant to the terms of an Advisory Agreement with Sheridan (as amended and restated, the "Advisory Agreement"), Sheridan has been our advisor since January 2000, managing our day-to-day operations from that time until January 2002 and advising our board of directors with respect to real estate acquisitions and investment opportunities. Sheridan is owned by certain of our executive officers.

In January 2002, we acquired the administrative, property management and accounting services business of Sheridan. The acquisition and consolidation of the remaining service functions of Sheridan provided for in the Agreement is the final step in our full consolidation with Sheridan. As a result of the Agreement, all Sheridan employees are now our employees and the Advisory Agreement is terminated, except with respect to transactions closed or pending at December 31, 2002 (including the accrual of $865,470 in fees to Sheridan on or before December 31, 2002). We have accrued an additional $250,000 for fees due and payable to Sheridan for a property under contract at December 31, 2002, but the closing of which was subject to conditions. In the event that the transaction does not close, the accrued fees will not be paid. Sheridan has elected to apply the unpaid fees earned towards the exercise of warrants to purchase additional shares of our common stock.

For a more complete description of this transaction, please see the Agreement, a copy of which is attached hereto as Exhibit 10.1, and our press release dated December 30, 2002, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Loan Refinancing. On December 23, 2002, we borrowed $29.7 million pursuant to a loan from Teachers Insurance and Annuity Association of America (the "Teachers Loan"). The Teachers Loan bears interest at a fixed rate of 7.4%, due in monthly installments of principal and interest, with the outstanding principal balance and any accrued interest due on January 1, 2013. This loan may be prepaid after December 31, 2007 subject to a prepayment penalty as defined in the loan agreement. This loan is secured by mortgages on Sheridan Center, Arrowhead Fountains and the Kellogg Building.

The proceeds of the Teachers Loan were used to repay (i) two loans from US Bank National Association secured by the Sheridan Center property and the Kellogg Building, respectively, and (ii) a loan from Nationwide Life Insurance Company secured by the Arrowhead Fountains property.

Item 7. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number          Exhibit Title
--------------          -------------
10.1                    Termination of Advisory Agreement between AmeriVest
                        Properties Inc. and Sheridan Realty Advisors, LLC dated
                        December 27, 2002

99.1                    Press Release dated December 30, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             AMERIVEST PROPERTIES INC.


January 7, 2003
                                             By: /s/ D. Scott Ikenberry
                                             -------------------------------
                                             D. Scott Ikenberry
                                             Chief Financial Officer